UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)
1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 14, 2016, Medley Capital Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the meeting: (1) the election of Seth Taube and Arthur S. Ainsberg as Class II directors to serve until the Company’s 2019 Annual Meeting of Stockholders; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016.

Stockholders of record at the close of business on January 19, 2016, were entitled to vote at the Annual Meeting. As of January 19, 2016, there were 56,044,550 shares of common shared outstanding and entitled to vote. A quorum consisting of 46,249,870 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both such proposals were approved by the requisite vote.

Proposal 1.	The election of Seth Taube and Arthur S. Ainsberg as Class II directors to serve until the Company’s 2019 Annual Meeting of Stockholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Seth Taube	17,975,127	2,429,106	25,845,637
Arthur S. Ainsberg	18,772,025	1,632,208	25,845,637

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016:

Votes For	Votes Against	Abstain
45,445,815	535,666	268,389

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 14, 2016	MEDLEY CAPITAL CORPORATION

		By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer